EXHIBIT 3.73

Secretary of State Division of Business Services 312 Eighth Avenue North 6th Floor, William R. Snodgrass Tower Nashville, Tennessee 37243	DATE: 03/16/05 REQUEST NUMBER: 5392-1124 TELEPHONE CONTRACT: (615) 741-2286 FILE DATE/TIME: 03/16/05 1054 EFFECTIVE DATE/TIME: 03/16/05 1054 CONTROL NUMBER: 0489648

TO:
CT CORPORATION SYSTEM	Davidson County CHARTER
1201 PEACHTREE ST. NE	Recvd: 03/16/05 15:22
SUITE 1240	Fees: 7.00 Taxes 0.00
ATLANTA, GA 30361	20050316-0029102

RE:	RIVER PARK HOSPITALISTS, LLC ARTICLES OF ORGANIZATION — LIMITED LIABILITY COMPANY
     CONGRATULATIONS UPON THE FORMATION OF THE LIMITED LIABILITY COMPANY IN THE STATE OF TENNESSEE WHICH IS EFFECTIVE AS INDICATED ABOVE.
     A LIMITED LIABILITY COMPANY ANNUAL REPORT MUST BE FILED WITH THE SECRETARY OF STATE ON OR BEFORE THE FIRST DAY OF THE FOURTH MONTH FOLLOWING THE CLOSE OF THE LIMITED LIABILITY COMPANY’S FISCAL YEAR. ONCE THE FISCAL YEAR HAS BEEN ESTABLISHED, PLEASE PROVIDE THIS OFFICE WITH WRITTEN NOTIFICATION. THIS OFFICE WILL MAIL THE REPORT DURING THE LAST MONTH OF SAID FISCAL YEAR TO THE LIMITED LIABILITY COMPANY AT THE ADDRESS OF ITS PRINCIPAL OFFICE OR TO A MAILING ADDRESS PROVIDED TO THIS OFFICE IN WRITING. FAILURE TO FILE THIS REPORT OR TO MAINTAIN A REGISTERED AGENT AND OFFICE WILL SUBJECT THE LIMITED LIABILITY COMPANY TO ADMINISTRATIVE DISSOLUTION.
     THEN CORRESPONDING WITH THIS OFFICE OR SUBMITTING DOCUMENTS FOR FILING PLEASE REFER TO THE LIMITED LIABILITY COMPANY CONTROL NUMBER GIVEN ABOVE. PLEASE BE ADVISED THAT THIS DOCUMENT MUST ALSO BE FILED IN THE OFFICE OF THE REGISTER OF DEEDS IN THE COUNTY WHEREIN A LIMITED LIABILITY COMPANY HAS ITS PRINCIPAL OFFICE IF SUCH PRINCIPAL OFFICE IS IN. TENNESSEE.

FOR:	ARTICLES OF ORGANIZATION —	ON DATE: 03/16/05
LIMITED LIABILITY COMPANY
FROM:
C T CORPORATION SYSTEM (ATLANTA, GA.)
1201 PEACHTREE ST NE
SUITE 1240
ATLANTA, GA 30361 — 0000
FEES

RECEIVED:	$300.00	$0.00

TOTAL PAYMENT RECEIVED:		$300.00

RECEIPT NUMBER:		00003680150
ACCOUNT NUMBER:		00000009

[SEAL]	/s/ Riley C. Darnell
Riley C. Darnell, Secretary of State

STATE OF TENNESSEE
Department of State
Corporate Filings
312 Eighth Avenue North
6th Floor, William R. Snodgrass Tower
Nashville, TN 37243
ARTICLES OF
ORGANIZATION
(LIMITED LIABILITY COMPANY)
     The undersigned acting as organizer(s) of a Limited Liability Company under the provisions of the Tennessee Limited Liability Company Act, § 48-205-101, adopts the following Articles of Organization.
     1. The name of the Limited Liability Company is: River Park Hospitalists, LLC
     (NOTE: Pursuant to the provisions of § 48-207-101, each limited Liability Company name must contain the words “Limited Liability Company” or the abbreviation “LLC” or “L.L.C.”)
     2. The name and complete address of the Limited Liability Company’s initial registered agent and office located in the state of Tennessee is:

C T Corporation System

(Name)

800 S. Gay Street, Suite 2021	Knoxville,	TN 37929

(Street Address)	(City)	(State/Zip Code)

Knox

(County)
     3. List the name and complete address of each organizer of this Limited Liability Company.

Dora A. Blackwood	One Park Plaza, Nashville, TN 37203

(Name)	(Include: Street Address, City, State and Zip Code)

(Name)	(Street Address, City, State and Zip Code)

(Name)	(Street Address, City, State and Zip Code)
     4. The Limited Liability Company will be: (NOTE: PLEASE MARK APPLICABLE BOX)
       ☑ Board Managed   ☐ Member Managed
     5. Number of members at the date of filing one.
     6. If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time is:
Date                                      ,                           , Time                                       (Not to exceed 90 days.)
     7. The complete address of the Limited Liability Company’s principal executive office is:

One Park Plaza	Nashville	TN/US/37203

(Street Address)	(City)	(State/Country/Zip Code)

     8. Period of Duration: perpetual
     9. Other Provisions:
     10. THIS COMPANY IS A NON-PROFIT LIMITED LIABILITY COMPANY (Check if applicable) ☐

03/11/2005	/s/ Dora A. Blackwood

Signature Date	Signature (manager or member authorized to sign by the Limited Liability Company)

Organizer	Dora A. Blackwood

Signer’s Capacity	Name (typed or printed)
SS-4249 (Rev. 7/01) Filing Fee: $50 per member (minimum fee = $300, maximum fee = $3,000)     RDA 2458
5392 1124
State of Tennessee
March 16, 2006 10:54 AM
Riley Darnell
Secretary of State